UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report(Date of Earliest Event Reported): March 22, 2011

KAIBO FOODS COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-149294	42-1749358
(Commission File Number)	(IRS Employer Identification No.)

Rm. 2102 F & G, Nan Fung Centre, 264-298 Castle Peak Rd.
Tsuen Wan, N.T., Hong Kong
(Address of principal executive offices and zip code)

+852 2412 2208
(Registrant's telephone number including area code)

CFO Consultants, Inc.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            OTHER EVENTS.

On March 15, 2011, Kaibo Foods Company Limited (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”), whereby the Company announced that it had filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada for the purpose of effecting the Company's previously announced 1 for 16.09 reverse stock split, whereby every sixteen and nine one hundredths (16.09) shares of the Company’s issued and outstanding common stock were combined into one (1) share of issued and outstanding common stock (the "Reverse Split").

On March 22, 20111, the Financial Industry Regulatory Authority, or FINRA, advised the Company that trading of the Company's common stock on the Over-the-Counter Bulletin Board on a Reverse Split-adjusted basis will begin on March 24, 2011, under the ticker symbol “KKFCD” for the twenty business days following March 24, 2011, after which the ticker symbol will be “KKFC.”

The Reverse Split has no impact on shareholders' proportionate equity interests or voting rights in the Company or the par value of the Company's common stock, which will remain unchanged at $0.001 per share. However, following the Reverse Split, the CUSIP number of the Company's common stock is now 48300L 109.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CFO CONSULTANTS, INC.

By:	/s/ Ken Tsang
Name	Ken Tsang
Title:	Chief Financial Officer

Dated: March 23, 2011

Exhibit Index

None.